Exhibit 99.1

i2 Reports Third Quarter 2006 Results

Quarter features 7 percent year-over-year increase in total revenue, continued profitability and strong year-over-year growth in software solutions bookings

DALLAS – October 31, 2006 – i2 Technologies, Inc. (NASDAQ: ITWO) today announced results for the third quarter 2006.

A summary of third quarter results:

•	Total revenue was $71.4 million

•	Total costs and expenses were $64.7 million

•	Net income applicable to common stockholders was $3.8 million

•	Diluted earnings per share (GAAP) were $0.15

•	Non-GAAP diluted earnings per share were $0.28 (excluding stock option expense and contract revenue and contract expense)

•	Cash flow from operations was a negative $3.3 million

“We reported solid performance in the third quarter with approximately 9 percent operating revenue growth versus third quarter last year, accompanied by our sixth consecutive quarter of profitability,” stated i2 Chief Executive Officer Michael McGrath. “In particular, we are pleased with the continued momentum from our new-generation solutions as our software solutions bookings increased more than 60 percent over the third quarter of last year and more than 45 percent year-to-date, and our services revenue continued to grow sequentially. Our bookings performance so far this year indicates our customers’ increasing acceptance of service-oriented architecture technology and our new-generation solutions in the supply chain management market.”

Third Quarter Results

Revenue Detail

Total revenue for the third quarter was $71.4 million, an increase of 7 percent from $66.5 million in the third quarter of 2005. Total revenue in the third quarter of 2005 included contract revenue of $0.9 million. Total revenue in the third quarter increased $6.7 million, or 10 percent, from the second quarter 2006.

i2 had total third quarter software solutions revenue, which includes core license revenue, recurring license revenue as well as fees received to develop the licensed functionality, of $20.6 million. Software solutions revenue grew 14 percent compared to $18.0 million in the year-ago quarter and grew 34 percent compared to $15.4 million in the second quarter of 2006. Recurring license revenue in the third quarter 2006 includes approximately $5.2 million related to platform technology bookings recorded in the second quarter of 2006.

Services revenue in the third quarter was $27.0 million, an increase of 16 percent from the $23.3 million of services revenue in the third quarter of 2005 and an increase of 3 percent from the $26.1 million in the second quarter of 2006. Services revenue includes fees received from arrangements to customize or enhance previously purchased licensed software. Services revenue also includes reimbursable expenses.

Third quarter maintenance revenue was $23.7 million, a decrease of 2 percent from $24.3 million in the year-ago quarter and an increase of 3 percent from the $23.1 million in the second quarter of 2006.

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i2 Reports Third Quarter 2006 Results

Costs and Expenses

Total costs and expenses for the third quarter of 2006 were $64.7 million, including $4.3 million in non-operating legal expenses (those legal fees associated with our indemnification obligations related to various ongoing legal proceedings against certain individuals) and $3.5 million in stock option expense. Total costs and expenses increased 16 percent compared to $55.7 million in the third quarter of 2005 and increased 8 percent compared to $60.1 million in the second quarter of 2006.

Net Income

The company reported third quarter 2006 net income applicable to common stockholders of $3.8 million or $0.15 per diluted share. This compares to $4.7 million or $0.18 per diluted share in income from continuing operations, including preferred stock dividend and accretion of discount, in the third quarter of 2005 and $2.0 million or $0.08 per diluted share in the second quarter of 2006.

Nine Months Results

For the nine months ended September 30, 2006, total revenues were $200.1 million, a decrease of 17 percent compared to $240.3 million for the same period in 2005. Total revenue for the nine months ended in 2005 included contract revenue of $19.3 million.

Software solutions revenue decreased 21 percent to $52.9 million for the nine months ended 2006 compared to $66.9 million in the nine months ended in 2005. Services revenue was $77.0 million in the nine months ended of 2006 compared to $78.4 million in the same period in 2005, a decrease of 2 percent. Maintenance revenue decreased 7 percent to $70.1 million in the nine months ended in 2006 compared to $75.6 million in the comparable period in 2005.

Total costs and expenses for the nine months ended September 30, 2006 declined 17 percent to $185.2 million as compared to $224.2 million in the comparable period of 2005. During the nine months ended in 2006, the company incurred approximately $10.0 million in non-operating legal expenses.

The company reported net income applicable to common stockholders of $7.0 million or $0.27 per diluted share for the nine months ended September 30, 2006. This compares to $6.2 million or $0.26 per diluted share in income from continuing operations, including preferred stock dividend and accretion of discount, in the comparable period in 2005.

Non-GAAP Earnings Per Share

The company provides non-GAAP financial measures to assist stockholders with the analysis of financial and business trends related to the company’s operations. These calculations are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies, but are used as a tool by management to measure the effectiveness of i2’s business.

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i2 Reports Third Quarter 2006 Results

Non-GAAP diluted earnings per share in the third quarter of 2006 were $0.28, compared to $0.15 per diluted share from continuing operations, including preferred stock dividend and accretion of discount, in the comparable period last year on a non-GAAP basis. Non-GAAP diluted earnings per share for the nine months ended September 30, 2006 were $0.74, compared to a loss of ($0.48) per diluted share from continuing operations, including preferred stock dividend and accretion of discount, in the year-ago period. Non-GAAP diluted earnings per share excludes stock option expense and the net effect of contract revenue and contract expense.

Contract revenue is the result of the recognition of certain revenue carried on i2’s balance sheet as a portion of deferred revenue and is a result of the company’s 2003 financial restatement. The timing of the recognition of deferred contract revenue is difficult to predict and is not typically associated with current business or cash collections. The company did not recognize a material amount of contract revenue or expense during the third quarter of 2006 and recognized only $0.1 million during the nine months ended September 30, 2006. The remaining deferred contract revenue balance as of September 30, 2006 was $7.5 million.

	Quarter Ended 09-30-06	Quarter Ended 09-30-05*	Year-to- Date 09-30-06	Year-to- Date 09-30-05*
GAAP diluted EPS from continuing operations including preferred stock dividend and accretion of discount	$0.15	$0.18	$0.27	$0.26
Add: Stock option expense	$0.14	$0.00	$0.47	$0.00
Less: Effect of contract revenue and expense	$0.00	$0.03	$0.00	$0.74
Non-GAAP diluted EPS from continuing operations including preferred stock dividend and accretion of discount**	$0.28	$0.15	$0.74	$(0.48)

*	2005 amounts exclude results from discontinued operations
**	Non-GAAP EPS amounts may vary from GAAP EPS and adjustments due to rounding

Please see the attached schedule for a more detailed reconciliation of GAAP to non-GAAP financial measures.

Other Financial Information

On September 30, 2006, i2’s total cash (including restricted cash) was $130.1 million. Total debt at the end of the third quarter was $105.5 million, which included $83.7 million of long-term debt (which represents the $86.3 million face value of the company’s 5 percent senior convertible notes less the unamortized discount on the notes) and $21.8 million of short-term debt.

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i2 Reports Third Quarter 2006 Results

The company experienced negative cash flow from operations of $3.3 million in the third quarter of 2006. Included in the third quarter operating cash outflows was the cash payment of semi-annual employee bonuses of approximately $8 million.

Year-to-date through the third quarter, the company has generated cash flow from operations of $8.8 million.

During the fourth quarter, the company expects to pay approximately $22.4 million to retire its 5.25 percent convertible subordinated notes that mature on December 15, 2006, consisting of $21.8 million in principal and $0.6 million in interest.

Full Year 2006 Outlook

Entering the fourth quarter, the company is adjusting its previously provided full year outlook for 2006. The company currently expects that fourth quarter 2006 results will be reasonably comparable to its third quarter 2006 financial results. Therefore, for full year 2006, operating revenue (total revenue less contract revenue) is expected to be in the range of $268 million to $272 million. Non-GAAP earnings per share for full year 2006 (excluding stock option expense and the net effect of contract revenue and contract expense) are expected to be in the range of $0.95 to $1.05 per diluted share. This earnings per share range reflects continued investment in the company’s sales and services organizations as well as slightly higher than previously expected non-operating legal expenses. Based upon the trend to date, the total non-operating legal expense for 2006 is expected to represent approximately $0.50 in diluted earnings per share.

The company’s statements regarding future financial performance are based on current expectations for bookings, cash collections, revenue and expense. The company’s statements regarding future financial performance are forward-looking. Actual results may differ materially. See “i2 Cautionary Language” below.

Earnings Conference Call and Webcast Information

The i2 management team will host a live conference call with investors today, October 31 at 10 a.m. ET to discuss the third quarter 2006 financial results. Investors and other interested parties may access the call and accompanying slide presentation via webcast through the company’s Web site at.http://www.i2.com/investor.

An audio replay of the conference call will be available for approximately 24 hours following the call. To access the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and enter access code 844517. The webcast will also be archived via the company’s Web site at http://www.i2.com/investor.

About i2

i2 helps business leaders make better supply chain decisions. i2’s flexible new-generation solutions are designed to synchronize demand and supply across ever-changing global business networks. i2’s innovative supply chain management tools and services are pervasive in a wide cross-section of industries; 20 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding i2’s outlook for 2006 operating revenue and non-GAAP earnings per share, as well as the company’s investment in revenue generating areas of its business. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Quarterly Report on Form 10-Q filed August 14, 2006 and the Annual Report on Form 10-K filed March 15, 2006. i2 assumes no obligation to update the forward-looking information contained in this news release.

For More Information Contact:

Tom Ward	Beth Elkin
i2 Investor Relations	i2 Corporate Communications
469-357-3854	469-357-4225
tom_ward@i2.com	beth_elkin@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	September 30, 2006	December 31, 2005
ASSETS

Current assets:
Cash and cash equivalents	$124,955	$112,882
Restricted cash	5,098	4,773
Accounts receivable, net	26,461	25,887
Deferred contract costs	311	311
Other current assets	15,028	19,219

Total current assets	171,853	163,072

Premises and equipment, net	11,639	14,056
Intangible assets, net	4,537	4,906
Goodwill	14,760	14,440
Non-current deferred tax asset	5,732	5,971

Total assets	$208,521	$202,445

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$11,564	$11,766
Accrued liabilities	29,749	36,925
Accrued compensation and related expenses	18,552	23,847
Deferred revenue	89,105	99,870
Current portion of long-term debt	21,848	25,000

Total current liabilities	170,818	197,408

Total long-term debt, net	83,665	75,691

Total liabilities	254,483	273,099

Commitments and contingencies

Stockholders’ deficit:
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 par value, 150 shares authorized, 105 and 104 issued and outstanding at September 30, 2006 and December 31, 2005, respectively	101,578	100,065

Common stock, $0.00025 par value, 2,000,000 shares authorized, 20,877 and 20,702 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	5	5
Warrants for common stock	3,125	3,125
Additional paid-in capital	10,434,109	10,420,262
Accumulated other comprehensive income (loss)	1,219	(1,147)
Accumulated deficit	(10,585,998)	(10,592,964)

Net stockholders’ deficit	(45,962)	(70,654)

Total liabilities and stockholders’ deficit	$208,521	$202,445

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Software solutions	$20,569	$18,048	$52,879	$66,946
Services	27,007	23,272	77,023	78,433
Maintenance	23,745	24,268	70,080	75,582
Contract	33	899	99	19,299

Total revenues	71,354	66,487	200,081	240,260

Costs and expenses:
Cost of revenues:
Software solutions	3,271	3,013	9,121	11,399
Services and maintenance	25,156	24,445	73,002	79,786
Contract	—	—	—	1,575
Sales and marketing	12,307	8,035	35,976	41,558
Research and development	8,818	8,281	26,698	29,166
General and administrative	15,252	12,138	40,634	49,373
Restructuring charges and adjustments	(103)	(256)	(248)	11,357

Total costs and expenses	64,701	55,656	185,183	224,214

Operating income	6,653	10,831	14,898	16,046

Non-operating (expense) income, net:
Realized gains on investments, net Realized gains on investments, net	—	—	591	10,697
Other expense, net	(504)	(2,964)	(1,448)	(12,442)

Total non-operating (expense) income, net	(504)	(2,964)	(857)	(1,745)

Income before income taxes	6,149	7,867	14,041	14,301
Income tax expense	1,595	2,436	4,906	5,843

Income from continuing operations	4,554	5,431	9,135	8,458

Income from discontinued operations, net of taxes	—	3,960	—	8,666

Net income	$4,554	$9,391	$9,135	$17,124

Preferred stock dividend and accretion of discount	770	764	2,169	2,256

Net income applicable to common stockholders	$3,784	$8,627	$6,966	$14,868

Net income per common share applicable to common stockholders:
Total:
Basic	$0.15	$0.34	$0.28	$0.63
Diluted	$0.15	$0.33	$0.27	$0.62

Discontinued operations
Basic	$—	$0.16	$—	$0.37
Diluted	$—	$0.15	$—	$0.36

Continuing operations including preferred stock dividend and accretion of discount
Basic	$0.15	$0.18	$0.28	$0.26
Diluted	$0.15	$0.18	$0.27	$0.26

Weighted-average common shares outstanding:
Basic	25,370	25,063	25,271	23,739
Diluted	25,892	25,958	25,770	24,038

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2006	2005
Cash flows provided by (used in) operating activities:
Net income	$9,135	$17,124
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,609	5,791
Stock option expense	12,230	—
Amortization of deferred compensation	482	706
(Loss) gain on extinguishment of debt	(3)	86
Gain on sale of discontinued operations	—	(2,176)
Gain on sale of securities	(501)	(11,000)
(Gain) loss on disposal of equipment	(46)	871
Provision for bad debts charged to costs and expenses	(266)	(90)
Deferred income taxes	782	(581)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable, net	6	14,327
Deferred contract costs	—	1,580
Other current assets	3,868	4,780
Accounts payable	(77)	(1,791)
Accrued liabilities	(7,518)	413
Accrued compensation and related expenses	(5,094)	(9,901)
Deferred revenue	(9,802)	(35,565)

Net cash provided by (used in) operating activities	8,805	(15,426)

Cash flows (used in) provided by investing activities:
Restrictions (added to) released from cash	(325)	2,636
Purchases of premises and equipment	(1,664)	(2,184)
Proceeds from sale of premises and equipment	143	2,653
Purchases of short-term investments	—	(95,950)
Proceeds from sale of short-term investments	—	228,656
Proceeds from sale of securities	501	11,000
Business acquisition	(569)	—
Purchases of long-term investments	—	(1,000)

Net cash (used in) provided by investing activities	(1,914)	145,811

Cash flows provided by (used in) financing activities:
Repurchase of debt	(3,149)	(21,529)
Proceeds from sale of convertible debt	7,500	—
Payment of debt issuance costs	(483)	—
Net proceeds from common stock issuance from options and employee stock purchase plans	1,133	391
Proceeds from sale of common stock, net of issuance costs	—	14,950

Net cash provided by (used in) financing activities	5,001	(6,188)

Effect of exchange rates on cash	181	(2,516)

Net change in cash and cash equivalents	12,073	121,681
Cash and cash equivalents at beginning of period	112,882	133,273

Cash and cash equivalents at end of period	$124,955	$254,954

Supplemental cash flow information
Interest paid	$2,688	$8,646
Income taxes paid (net of refunds received)	$3,866	$5,479
Schedule of non-cash financing activities
Preferred stock dividend and accretion of discount	$2,169	$2,256

i2 TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

($ in thousands, except per share data)

	Q3 2006
	GAAP Results	Net Contract Revenue	Stock Option Expense	Non-GAAP Results
Revenue	$71,354	$(33)	$—	$71,321
Costs and expenses	64,701	—	(3,533)	61,168

Operating income	6,653	(33)	3,533	10,153
Operating margin	9.3%			14.2%
Non-operating expense	(504)	—	—	(504)

Pre-tax income	6,149	(33)	3,533	9,649
Less: Income tax expense (2)	1,595	—	—	1,595
Less: Preferred stock dividend and accretion of discount	770	—	—	770

Net income from continuing operations including preferred stock dividend and accretion of discount	$3,784	$(33)	$3,533	$7,284

Diluted EPS from continuing operations including preferred stock dividend and accretion of discount	$0.15	$(0.00)	$0.14	$0.28

	Q3 2005
	GAAP Results	Net Contract Revenue	Stock Option Expense	Non-GAAP Results
Revenue	$66,487	$(899)	$—	$65,588
Costs and expenses	55,656	—	—	55,656

Operating income	10,831	(899)	—	9,932
Operating margin	16.3%			15.1%
Non-operating expense	(2,964)	—	—	(2,964)

Pre-tax income	7,867	(899)	—	6,968
Less: Income tax expense (2)	2,436	—	—	2,436

Income from continuing operations	5,431	(899)	—	4,532
Add: Income from discontinued operations, net	3,960	—	—	3,960
Less: Preferred stock dividend and accretion of discount	764	—	—	764

Net income applicable to common stockholders	$8,627	$(899)	$—	$7,728
Less: Income from discontinued operations, net	3,960	—	—	3,960

Net income from continuing operations including preferred stock dividend and accretion of discount	$4,667	$(899)	$—	$3,768

Diluted EPS from continuing operations including preferred stock dividend and accretion of discount	$0.18	$(0.03)	$—	$0.15

(1)	Non-GAAP results may vary from GAAP results and adjustments due to rounding
(2)	Adjustments to the company’s GAAP results do not include a tax effect due to the company’s current tax position

i2 TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

($ in thousands, except per share data)

	YTD 2006
	GAAP Results	Net Contract Revenue	Stock Option Expense	Non-GAAP Results
Revenue	$200,081	$(99)	$—	$199,982
Costs and expenses	185,183	—	(12,230)	172,953

Operating income	14,898	(99)	12,230	27,029
Operating margin	7.4%			13.5%
Non-operating expense	(857)	—	—	(857)

Pre-tax income	14,041	(99)	12,230	26,172
Less: Income tax expense (2)	4,906	—	—	4,906
Less: Preferred stock dividend and accretion of discount	2,169	—	—	2,169

Net income from continuing operations including preferred stock dividend and accretion of discount	$6,966	$(99)	$12,230	$19,097

Diluted EPS from continuing operations including preferred stock dividend and accretion of discount	$0.27	$(0.00)	$0.47	$0.74

	YTD 2005
	GAAP Results	Net Contract Revenue	Stock Option Expense	Non-GAAP Results
Revenue	$240,260	$(19,299)	$—	$220,961
Costs and expenses	224,214	(1,575)	—	222,639

Operating income (loss)	16,046	(17,724)	—	(1,678)
Operating margin	6.7%			(0.8)%
Non-operating expense	(1,745)	—	—	(1,745)

Pre-tax income (loss)	14,301	(17,724)	—	(3,423)
Less: Income tax expense (2)	5,843	—	—	5,843

Income (loss) from continuing operations	8,458	(17,724)	—	(9,266)
Add: Income from discontinued operations, net	8,666	—	—	8,666
Less: Preferred stock dividend and accretion of discount	2,256	—	—	2,256

Net income (loss) applicable to common stockholders	$14,868	$(17,724)	$—	$(2,856)
Less: Income from discontinued operations, net	8,666	—	—	8,666

Net income (loss) from continuing operations including preferred stock dividend and accretion of discount	$6,202	$(17,724)	$—	$(11,522)

Diluted EPS from continuing operations including preferred stock dividend and accretion of discount	$0.26	$(0.74)	$—	$(0.48)

(1)	Non-GAAP results may vary from GAAP results and adjustments due to rounding
(2)	Adjustments to the company’s GAAP results do not include a tax effect due to the company’s current tax position

i2 TECHNOLOGIES, INC.

KEY PERFORMANCE INDICATORS

(Unaudited)

	3Q 05	4Q 05	1Q 06	2Q 06	3Q 06
Software solutions bookings ($ in millions) (1)	$4.9	$14.3	$9.4	$14.9	$7.9
Platform technology bookings ($ in millions)	$—	$—	$—	$10.5	$—
Services and maintenance bookings ($ in millions)	N/A	$67.1	$52.2	$50.1	$48.5

Total bookings ($ in millions) (2)	N/A	$81.4	$61.6	$75.4	$56.4

Total revenue recognized by region
Greater APAC	20%	19%	21%	23%	17%
EMEA	22%	14%	18%	17%	19%
Americas	58%	67%	61%	60%	64%

Total revenue	100%	100%	100%	100%	100%

Software solutions transactions recognized > $1M	1	3	3	3	2
Average amount recognized (in $ thousands)	$279	$486	$244	$223	$280

Deferred contract costs (in $ millions)	$0.3	$0.3	$0.3	$0.3	$0.3

Deferred revenue - contract (in $ millions)	$30.8	$7.6	$7.6	$7.5	$7.5
Deferred revenue - other	$99.4	$92.3	$86.1	$96.0	$81.6

Total deferred revenue	$130.2	$99.9	$93.7	$103.5	$89.1

Days sales outstanding	31	32	32	32	34

Total headcount	1,268	1,257	1,259	1,277	1,315
Direct sales representatives	40	37	42	44	47

1.	Software solutions bookings includes bookings for recurring transactions.
2.	Total bookings represents potential future revenue that was sold each quarter, including platform technology bookings